UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 29, 2019

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

303-708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On January 29, 2019, Ultra Petroleum Corp. (the “Company”) received written notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that its common shares, no par value, closed below the $1.00 per share minimum bid price required by NASDAQ Listing Rule 5450(a)(1) for 30 consecutive business days. NASDAQ’s notice has no immediate effect on the listing or trading of the Company’s common shares, which will continue to trade on The NASDAQ Global Select Market under the symbol “UPL”.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has an automatic period of 180 calendar days, or until July 29, 2019, to achieve compliance with the minimum bid price requirement. The Company will regain compliance with the minimum bid price requirement if at any time before July 29, 2019, the bid price for the Company’s common shares closes at $1.00 per share or above for a minimum of 10 consecutive business days.

The Company intends to actively monitor the bid price of its common shares and will consider all available options to regain compliance with the listing requirements.

Item 8.01.	Other Events.

As previously disclosed, on December 21, 2018, the Company entered into a director nomination agreement (the “Director Nomination Agreement”) with certain holders of its 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due 2024. On January 30, 2019, pursuant to the terms of the Director Nomination Agreement, Sylvia K. Barnes became a non-voting observer of the Company’s board of directors.

Ms. Barnes is a Principal and owner of Tanda Resources LLC, a privately-held oil & gas investment and consulting company. Ms. Barnes also is a member of the board of directors of SandRidge Energy, Inc., and serves on the Compensation Committee, and is a member of the Board of Directors of Pure Acquisition Corp. and serves as chairperson of the Audit Committee and as a member of the Compensation and Nominating and Governance Committees. Previously, Ms. Barnes served on the Board of Directors of Halcón Resources Corporation and as a member of its Audit Committee and Reserves Committee.

Ms. Barnes has over 30 years of oil and gas financial experience and a background in engineering. While working in senior roles in investment banking she successfully executed a variety of mergers, acquisitions and divestiture transactions, and advised on public and private equity offerings and private debt and equity placements. Ms. Barnes began her career as a reservoir engineer for Esso Resources. She graduated from the University of Manitoba with a Bachelor of Science in Engineering, was a licensed professional engineer in Alberta and earned a Masters of Business Administration in Finance from York University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 2019

ULTRA PETROLEUM CORP.

By:	/s/ Andrew C. Kidd
Name:	Andrew C. Kidd
Title:	Senior Vice President, General Counsel and Corporate Secretary